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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 30, 2003

                            Potomac Bancshares, Inc.
               (Exact Name of Registrant as Specified in Charter)

        West Virginia                   0-24958                 55-0732247
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)


    111 E. Washington St., PO Box 906, Charles Town WV        25414-0906
        (Address of Principal Executive Offices)              (Zip Code)


         Registrant's telephone number, including area code 304-725-8431

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.


For Immediate Release

Potomac Bancshares, Inc. President and CEO Robert F. Baronner announced that the company's Board of Directors approved $.1325 per share (thirteen and one quarter cent) cash dividend for the second quarter of 2003. The dividend represents a 1.9% increase over the dividend paid in the first quarter of 2003. This cash dividend is payable to all shareholders of record as of May 15, 2003 with the actual payment of the dividend to occur on June 1, 2003. It should be noted that Potomac Bancshares began paying quarterly rather than semi-annual dividends at the beginning of 2003.

Potomac Bancshares, Inc. is a public company trading under the ticker symbol PTBS. Potomac Bancshares is the one bank holding company for Bank of Charles Town (BCT) located in Charles Town, West Virginia.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements - None

     (b) Pro Forma Financial Information - None

     (c) Exhibits - None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Potomac Bancshares, Inc.

Date April 30, 2003                 /s/ Robert F. Baronner, Jr.
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                                    Robert F. Baronner, Jr., President and CEO